Mercurius & Associates LLP	A-94/8, Wazirpur Industrial Area, Main Ring Road, Delhi – 110052 +91 11 45596689 www.masllp.com
(Formerly known as AJSH & Co LLP) LPIN: AAG-1471	info@masllp.com

June 20, 2023

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

United States

We have read the statements made by Medinotec, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Medinotec, Inc. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

/s/ Mercurius & Associates LLP

Mercurius & Associates LLP

(Formerly known as AJSH & Co LLP)

New Delhi, India